Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending March 31, 2009 and 2008

	1st Quarter
(in thousands, except per share data)	2009	2008	Change
Operating Revenues
Oil and gas operations	$189,120	$224,895	$(35,775)
Natural gas distribution	294,986	296,751	(1,765)

Total operating revenues	484,106	521,646	(37,540)

Operating Expenses
Cost of gas	152,069	161,389	(9,320)
Operations & maintenance	88,387	86,552	1,835
Depreciation, depletion and amortization	54,578	42,416	12,162
Taxes, other than income taxes	26,460	34,905	(8,445)
Accretion expense	1,136	1,045	91

Total operating expenses	322,630	326,307	(3,677)

Operating Income	161,476	195,339	(33,863)

Other Income (Expense)
Interest expense	(9,781)	(11,122)	1,341
Other income	401	244	157
Other expense	(1,886)	(596)	(1,290)

Total other expense	(11,266)	(11,474)	208

Income Before Income Taxes	150,210	183,865	(33,655)
Income tax expense	54,628	67,177	(12,549)

Net Income	$95,582	$116,688	$(21,106)

Diluted Earnings Per Average Common Share	$1.33	$1.62	$(0.29)

Basic Earnings Per Average Common Share	$1.33	$1.63	$(0.30)

Diluted Avg. Common Shares Outstanding	71,897	72,125	(228)

Basic Avg. Common Shares Outstanding	71,640	71,637	3

Dividends Per Common Share	$0.125	$0.12	$0.005

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 12 months ending March 31, 2009 and 2008

	Trailing 12 Months
(in thousands, except per share data)	2009	2008	Change
Operating Revenues
Oil and gas operations	$878,357	$856,454	$21,903
Natural gas distribution	653,013	607,591	45,422

Total operating revenues	1,531,370	1,464,045	67,325

Operating Expenses
Cost of gas	342,454	311,680	30,774
Operations & maintenance	356,595	337,952	18,643
Depreciation, depletion and amortization	200,575	165,773	34,802
Taxes, other than income taxes	99,160	100,424	(1,264)
Accretion expense	4,381	4,043	338

Total operating expenses	1,003,165	919,872	83,293

Operating Income	528,205	544,173	(15,968)

Other Income (Expense)
Interest expense	(40,640)	(46,001)	5,361
Other income	2,042	2,351	(309)
Other expense	(8,304)	(1,360)	(6,944)

Total other expense	(46,902)	(45,010)	(1,892)

Income from Continuing Operations Before Income Taxes	481,303	499,163	(17,860)
Income tax expense	180,494	177,144	3,350

Income from Continuing Operations	300,809	322,019	(21,210)

Discontinued Operations, Net of Taxes
Income from discontinued operations	—	2	(2)
Gain on disposal of discontinued operations	—	18	(18)

Income from Discontinued Operations	—	20	(20)

Net Income	$300,809	$322,039	$(21,230)

Diluted Earnings Per Average Common Share
Continuing operations	$4.17	$4.47	$(0.30)
Discontinued operations	—	—	—

Net Income	$4.17	$4.47	$(0.30)

Basic Earnings Per Average Common Share
Continuing operations	$4.20	$4.49	$(0.29)
Discontinued operations	—	—	—

Net Income	$4.20	$4.49	$(0.29)

Diluted Avg. Common Shares Outstanding	72,146	72,088	58

Basic Avg. Common Shares Outstanding	71,639	71,650	(11)

Dividends Per Common Share	$0.485	$0.465	$0.02

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2009 and 2008

	1st Quarter
(in thousands, except sales price data)	2009	2008	Change
Oil and Gas Operations
Operating revenues
Natural gas	$115,635	$130,954	$(15,319)
Oil	57,742	64,099	(6,357)
Natural gas liquids	14,522	17,446	(2,924)
Other	1,221	12,396	(11,175)

Total	$189,120	$224,895	$(35,775)

Production volumes
Natural gas (MMcf)	17,650	16,427	1,223
Oil (MBbl)	1,090	944	146
Natural gas liquids (MMgal)	17.5	16.7	0.80
Total production volumes (MMcfe)	26,692	24,483	2,209
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.55	$7.97	$(1.42)
Oil (barrel)	$52.97	$67.90	$(14.93)
Natural gas liquids (gallon)	$0.83	$1.04	$(0.21)
Other data
Lease operating expense (LOE)
LOE and other	$45,872	$43,135	$2,737
Production taxes	7,841	16,576	(8,735)

Total	$53,713	$59,711	$(5,998)

Depreciation, depletion and amortization	$41,963	$30,396	$11,567
General and administrative expense	$11,012	$11,899	$(887)
Capital expenditures	$74,615	$74,397	$218
Exploration expenditures	$150	$349	$(199)
Operating income	$81,146	$121,495	$(40,349)

Natural Gas Distribution
Operating revenues
Residential	$204,528	$199,575	$4,953
Commercial and industrial	75,376	77,505	(2,129)
Transportation	15,016	15,503	(487)
Other	66	4,168	(4,102)

Total	$294,986	$296,751	$(1,765)

Gas delivery volumes (MMcf)
Residential	11,191	11,531	(340)
Commercial and industrial	4,568	4,976	(408)
Transportation	10,969	14,297	(3,328)

Total	26,728	30,804	(4,076)

Other data
Depreciation and amortization	$12,615	$12,020	$595
Capital expenditures	$16,110	$13,070	$3,040
Operating income	$80,839	$74,488	$6,351

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 12 months ending March 31, 2009 and 2008

	Trailing 12 Months
(in thousands, except sales price data)	2009	2008	Change
Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$520,964	$507,135	$13,829
Oil	286,551	261,512	25,039
Natural gas liquids	65,292	71,027	(5,735)
Other	5,550	16,780	(11,230)

Total	$878,357	$856,454	$21,903

Production volumes from continuing operations
Natural gas (MMcf)	68,796	65,180	3,616
Oil (MBbl)	4,260	3,897	363
Natural gas liquids (MMgal)	71.5	75.1	(3.6)
Production volumes from continuing ops. (MMcfe)	104,563	99,283	5,280
Total production volumes (MMcfe)	104,563	99,283	5,280
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$7.57	$7.78	$(0.21)
Oil (barrel)	$67.27	$67.11	$0.16
Natural gas liquids (gallon)	$0.91	$0.95	$(0.04)
Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$176,864	$156,006	$20,858
Production taxes	53,817	58,363	(4,546)

Total	$230,681	$214,369	$16,312

Depreciation, depletion and amortization	$151,106	$118,164	$32,942
General and administrative expense	$40,853	$48,971	$(8,118)
Capital expenditures	$449,789	$400,481	$49,308
Exploration expenditures	$9,097	$3,146	$5,951
Operating income	$442,239	$467,761	$(25,522)

Natural Gas Distribution
Operating revenues
Residential	$413,233	$384,068	$29,165
Commercial and industrial	175,590	164,686	10,904
Transportation	50,629	50,191	438
Other	13,561	8,646	4,915

Total	$653,013	$607,591	$45,422

Gas delivery volumes (MMcf)
Residential	21,292	20,617	675
Commercial and industrial	10,526	10,697	(171)
Transportation	43,461	52,324	(8,863)

Total	75,279	83,638	(8,359)

Other data
Depreciation and amortization	$49,469	$47,609	$1,860
Capital expenditures	$66,360	$56,965	$9,395
Operating income	$88,307	$78,793	$9,514

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